Exhibit 10.1

SUNESIS PHARMACEUTICALS, INC.

CONTROLLED EQUITY OFFERINGSM

AMENDMENT NO. 1 TO

SALES AGREEMENT

April 10, 2013

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated August 11, 2011, including the Schedules thereto (the “Sales Agreement”), between Cantor Fitzgerald & Co. (“CF&Co”) and Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to which the Company agreed to sell through CF&Co, as sales agent, up to $20,000,000 of shares of common stock, par value $0.0001 per share, of the Company. All capitalized terms used in this Amendment No. 1 to Sales Agreement between CF&Co and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. CF&Co and the Company agree as follows:

A. Amendments to Sales Agreement. The Sales Agreement is amended as follows:

1. The first sentence of Section 1 of the Sales Agreement is hereby deleted and replaced with the following:

“The Company agrees that, from time to time after April 10, 2013 and during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co, acting as agent and/or principal, shares (the “Placement Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $30,000,000 and such amount of Placement Shares shall be available for offer and sale in addition to any offers and sales of shares registered under the Prospectus Supplement filed by the Company on August 11, 2011 pursuant to this Agreement, subject to any limitations set forth in Section 6(e) hereof (“Maximum Amount”).”

2. The first sentence of the second paragraph of Section 1 of the Sales Agreement is amended by deleting the parenthetical “(Nos. 333-164025 and 333-166366)” and replacing it with “(File No. 333-166366).”

3. The following sentence shall be added as the third sentence, to the second paragraph of Section 1 of the Sales Agreement:

“The Company may file one or more additional registration statements from time to time that will contain a base prospectus, prospectus and/or prospectus supplement with respect to the Placement Shares, which documents shall constitute the “Prospectus Supplement” and “Prospectus” as applicable.”

4. Schedule 1 is amended by adding the words “as amended on April 10, 2013” after “August 11, 2011.”

5. Schedule 2 is amended by deleting the words “Peter Dippolito.”

6. The first sentence of the Form of Representation Date Certificate attached as Exhibit 7(m) is amended to add “as amended on April 10, 2013” after “August 11, 2011.”

B. Prospectus Supplement. The Company shall file a Rule 424(b) Prospectus Supplement reflecting this Amendment within 2 business days of the date hereof.

C. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

E. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

[Remainder of page intentionally left blank.]

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Eric H. Bjerkholt
	Name:	Eric H. Bjerkholt
	Title:	Executive Vice President, Corporate Development and Finance, and Chief Financial Officer

ACCEPTED as of the date first above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
	Name:	Jeffrey Lumby
	Title:	Senior Managing Director